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                                                                   Exhibit 10.88

                             CONTINGENT SUPPLEMENT
                                      TO
                           ASSET PURCHASE AGREEMENT


          THIS SUPPLEMENT (the "Supplement") to the Asset Purchase Agreement (the "Agreement") of even date by and between Airadigm Communications, Inc., a Wisconsin corporation ("Airadigm") and RW Acquisition L.L.C., a Delaware corporation (the "Company" and, collectively with Airadigm, the "Parties"), is made and entered into by and between the Parties as of June 2, 2000.

                                R E C I T A L S

     A. The Agreement contemplates the transfer of, among other things, Airadigm's PCS Licenses to the Company. The FCC has taken the position that those PCS Licenses are subject to automatic cancellation. Airadigm has petitioned the FCC to reinstate its PCS Licenses, or in the alternative to waive its cancellation rules (the "Petition").

     B. In the event the Petition is not granted and Airadigm has not obtained alternative relief, and Airadigm is therefore unable to transfer its PCS Licenses to the Company in accordance with the Agreement, the Parties desire to transfer certain other of Airadigm's assets to the Company in return for certain consideration.

     C. The Parties executing this Supplement wish to supplement the Agreement in the manner set forth in this Supplement.

     D. Capitalized terms used in this Supplement but not otherwise defined herein have the meaning ascribed to them in the Agreement.

                               A G R E E M E N T

          NOW, THEREFORE, in consideration of the promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Airadigm and the Company, intending to be legally bound, agree as follows:

I.  Conditional Sale of Assets

1.1.  Conditional Sale. Upon (i) the giving of a "Cessation Notice" pursuant to
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the Working Capital Loan entered into between the Company and Airadigm pursuant to the terms of that certain letter agreement of even date herewith (the "Working Capital Loan") or (ii) the termination of the Agreement pursuant to its terms or (iii) the termination by Airadigm (pursuant to Section 3(c) thereof) of the construction management agreement entered into between Airadigm and an affiliate of the Company concurrently herewith (the "Construction Management Agreement") or (iv) the termination of the Construction Management Agreement pursuant to Section 3(d) thereof, Airadigm shall sell to the Company, and the Company shall purchase from Airadigm, all of the Purchased Assets except the PCS Licenses and those Excluded Agreements
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listed on Exhibit A attached hereto (the "Conditional Purchased Assets"), for the consideration specified below. The Company shall have the right, at its option at or prior to closing, to assume any or all of the 24 contingent site leases between SBA and Airadigm identified on Exhibit A (the leases so assumed, the "Assumed SBA Leases"), and the Assumed SBA Leases shall be part of the Conditional Purchased Assets.

1.2.  Consideration.  Subject to the terms and conditions of the Agreement, as
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modified by this Supplement, at the Closing, Airadigm will deliver to the
Company the Conditional Purchased Assets free and clear of all liens and encumbrances other than the Conditional Assumed Liabilities (as defined below), and the Purchase Price shall be Thirty Five Million Dollars ($35,000,000), payable to Airadigm in cash at Closing (the "Conditional Payment"). The Company shall assume only the Conditional Assumed Liabilities.

1.3.  Closing.  Subject to the terms and conditions of the Agreement, as
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modified by this Supplement, the Closing shall take place at the time and in the manner set forth in the Agreement, and shall occur within twenty Business Days after delivery of the Cessation Notice, provided that the Court shall have been entered such orders as are necessary to consummate the sale and such orders shall not have been reversed, vacated or stayed, and provided further that the Company and Airadigm shall have received all other third-party consents required to consummate the purchase of the Conditional Purchased Assets (the "Closing Date"). Upon the terms and conditions set forth in the Agreement the Parties shall on the Closing Date take the following actions:

     a. Airadigm shall execute and deliver to the Company one or more bills of sale or instruments of assignment, substantially in the form of Schedule
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     3.2(b) attached to the Agreement, sufficient to assign to the Company the
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     Conditional Purchased Assets.

     b. The Company shall deliver to Airadigm the Conditional Payment by wire transfer of immediately available funds to a bank account specified in writing by Airadigm.

     c. The Company shall execute and deliver to Airadigm an instrument of assumption, substantially in the form of Schedule 3.2(e)(i) attached to the Agreement, in respect of the Conditional Assumed Liabilities and the Working Capital Loan.

     d. Airadigm and the Company shall make such other deliveries related to the Conditional Purchased Assets as are set forth in the Agreement.

     e. Airadigm shall retain any and all rights to the PCS Licenses, including without limitation any causes of action arising with respect thereto.

     f. "Conditional Assumed Liabilities" shall mean (i) those obligations that arise under the Assigned Agreements arising after the Closing Date, (ii) those post-petition obligations arising under the Assumed SBA Leases, whether arising before or after the Closing Date, and (iii) the obligations under the Working Capital Loan.

1.4  Option to Pursue Licenses.  If upon the occurrence of any of the events
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listed in Section 1.1, the Company gives Airadigm written notice of its intent to fund any reasonable litigation expenses to be incurred in connection with any challenge to the FCC's actions in connection

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with the PCS Licenses (whether before the FCC, the Bankruptcy Court, or any other trial or appellate court), Airadigm and the Company shall enter into definitive documentation reasonably satisfactory to each reflecting the Company's agreement to fund such expenses and providing that in the event that Airadigm is ultimately determined, by virtue of the litigation that the Company has funded, to hold the PCS Licenses, Airadigm shall sell, and the Company shall purchase, the PCS Licenses (subject to any necessary FCC consent) for a purchase price equal to the Purchase Price as originally set forth in the Agreement less $35,000,000.00, and providing the Company with all of the rights and benefits with respect to the PCS Licenses as originally set forth in the Agreement. Airadigm will agree to pursue any litigation relating to the PCS Licenses that the Company is willing to fund.


II. Miscellaneous Terms

2.1. Except as otherwise set forth in this Supplement, the Agreement remains unchanged and in full force and effect. In the event of a closing under this Supplement, all provisions in the Agreement with respect to the PCS Licenses shall be void and without effect. It is understood and agreed to that Airadigm may seek approval for the Conditional Sale under Section 363 of the Code, and in such event all provisions in the Agreement with respect to the Plan or its confirmation shall be void and without effect.

2.2. This Supplement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

2.3. If one or more provisions of this Supplement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.

2.4. This Supplement and the Agreement and the documents referred to herein and therein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

2.5. This Supplement shall not be binding upon the parties until it shall have received all necessary approvals of the Bankruptcy Court.

     IN WITNESS WHEREOF, the Parties have executed this Supplement as of the date first written above.

                              RW ACQUISITION L.L.C.

                              By:_______________________________________
                                 Name:
                                 Title:

                              AIRADIGM COMMUNICATIONS, INC.

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                              By:______________________________________________
                                 Name:
                                 Title:
                              Guarantee pursuant to Section 10.15 of the
                              Agreement:

                              AT&T WIRELESS SERVICES, INC.

                              By:______________________________________________
                                 Name:
                                 Title:

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